                                                                       Exhibit 8



                   Debevoise & Plimpton
                     875 Third Avenue
                    New York, NY 10022
                Telephone:  (212) 909-6000
                Facsimile:  (212) 909-6836








                                                                  April 21, 1997


Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202

PLC Capital Trust I
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202


                        Protective Life Corporation
                           PLC Capital Trust I
                   Registration Statement on Form S-3
                   ----------------------------------


Ladies and Gentlemen:

       We have acted as special tax counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital Trust I, a statutory business trust organized under the laws of Delaware ("PLC Capital"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 333-

25027) filed on April 11, 1997 under the 1933 Act, as amended (the "Registration Statement"), relating to (I) the public offering of up to $75,000,000 in the aggregate of Trust Originated Preferred Securities ("TOPRSSM"), representing preferred undivided beneficial interests in the assets of PLC Capital (the "Preferred Securities") and (II) the Subordinated Debentures due 2027, Series B ("Subordinated Debt Securities") of Protective Life. The proceeds of the offering of the Preferred Securities by PLC Capital (together with the proceeds from the issuance of common interests in PLC Capital) will be loaned by PLC Capital to Protective Life and such loan will be evidenced by the Subordinated Debt Securities. In addition, certain payment obligations of PLC Capital with respect to the Preferred Securities will be guaranteed by a subordinated guarantee of Protective Life.

       In so acting, we have reviewed the Certificate of Trust of PLC Capital and the Declaration of Trust of PLC Capital, each dated as of April 10, 1997.

       In connection with the issuance pursuant to the Registration Statement of the Preferred Securities, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed the due execution and delivery of the Amended and Restated Declaration of Trust of PLC Capital in the form of Exhibit 4(c) to the Registration Statement (the "Amended Declaration of Trust"), that the Amended Declaration of Trust is valid and enforceable in accordance with its terms and that PLC Capital will at all times comply with the Delaware Business Trust Act (38 DEL. C. Section 3801 ET SEQ.) and the terms of the Amended Declaration of Trust.

       Subject to the foregoing and the qualifications and limitations set forth herein, (I) it is our opinion that PLC Capital will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes and (II) the statements set forth in the Prospectus relating to the issuance of the Preferred

Securities under the caption "Certain Federal Income Tax Considerations", to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton.

       This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

       This opinion is addressed solely to you and no other person may rely on it, PROVIDED that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                                /s/ Debevoise & Plimpton


                            3